10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds' 10f-3 procedures for the period September 1, 2001 through Agust 31, 2002.

Fund

FLA High Income Municipal Bond Fund

Security

Puerto Rico Public Finance Corp

Advisor

EIMCO
Transaction
 Date
-----
12/19/01
Cost
----
$3,475,605
% of
Offering Purchase
-----------------
0.32%
Broker
------
Morgan Stanley & Co.
Underwriting
Syndicate
Members
-------
Morgan Stanley & Co.
Goldman, Sachs & Co.
Salomon Smith Barney Inc.
ABN Amro Financial Services, Inc.
First Union National Bank

Fund

South Carolina Muni Bond Fund

Security

University of South Carolina Athletic Facilities Bonds
Advisor

EIMCO

Transaction

 Date

3/7/02

Cost

$1,366,846

$1,484,394

% of

Offering Purchase

4.640%

5.090%

Broker
------
William R. Hough & Co.
Underwriting
Syndicate
Members
-------
First Union National Bank
A.G. Edwards & Sons, Inc.
William R. Hough & Co.
Edward D. Jones & Co.
Axelrod Associates, Inc.

Fund

North Carolina Municipal Bond Fund

Security

Gaston County North Carolina GO Bonds

Advisor

EIMCO

Transaction

 Date

5/14/02

Cost

$2,000,000

% of

Offering Purchase

14.29%

Broker
------
First Winston Securities
Underwriting
Syndicate
Members
-------
Wachovia Bank
A.G. Edwards & Sons, Inc.
Edward D. Jones & Co.
Harris Trust and Savings Bank
Crews & Associates, Inc.

Fund

North Carolina Municipal Bond Fund

Security

North Carolina Medical Care Comm Hospital Rev
Advisor

EIMCO

Transaction

 Date

8/1/02

Cost

$2,513,286

% of

Offering Purchase
-----------------
4.83%
Broker
------
UBS PaineWebber Inc.
Underwriting
Syndicate
Members
-------
UBS PaineWebber Inc.
BB&T Capital Markets, Inc.
Wachovia Bank, National Association

Funds

Florida Municipal Bond Fund
Florida High Income Municipal Bond Fund
North Carolina Municipal Bond Fund
Virginia Municipal Bond Fund
Security
--------
Tobacco Settlement Financing Corporation
Advisor
-------
EIMCO

Transaction

 Date

8/15/02

Cost (respectively)

$4,837,500

$4,837,500

$10,875,386

$2,418,750

% of

Offering Purchase (respectively)

0.289%

0.289%

0.609%

0.144%

Broker
------
Salomon Smith Barney
Underwriting
Syndicate
Members
-------
Salomon Smith Barney
Commerce Capital Markets, Inc.
Bear, Stearns & Co. Inc.
Morgan Stanley
Wachovia Bank, National Association